UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015 (July 6, 2015)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2015, Alnylam Pharmaceuticals, Inc. (the “Company”) and Agilent Technologies, Inc. (“Agilent”) entered into an Amended and Restated Development and Manufacturing Services Agreement (the “Agreement”), which amends and restates the prior agreement between the Company and Agilent dated as of January 17, 2007, as amended on January 17, 2009 and January 17, 2011.

Pursuant to the Agreement, Agilent has agreed to manufacture and supply to the Company, and the Company has agreed to purchase from Agilent, subject to any conflicting obligations under the Company’s third-party agreements, a specified percentage of the active pharmaceutical ingredients required for certain of the Company’s products in clinical development, as well as other products the parties may agree upon in the future (collectively, the “Products”). The Company will be required to provide rolling forecasts for Products on a quarterly basis, a portion of which will be considered a binding, firm order. Agilent will be required to reserve sufficient capacity to ensure that it can supply Products in the amounts specified under such firm orders, as well as up to a certain percentage of the remaining, non-binding portions of each forecast. Under the Agreement, pricing of the Products is to be determined in each statement of work, provided that (i) the price for the firm order portions of the Company’s forecasted demand for the Products shall be fixed, (ii) increases in prices for the non-binding portions of the Company’s forecasted demand for the Products will be subject to certain caps, and (iii) Agilent shall adjust its prices to account for documented increases or decreases in raw material costs (subject to a cap set forth in the Agreement).

Subject to any conflicting obligations under the Company’s third-party agreements, the parties have agreed to negotiate in good faith to enter into a separate commercial manufacturing supply agreement for certain Products, consistent with certain specified terms, including a specified minimum purchase commitment for the Company.

The Agreement has an initial term of four years, which is subject to automatic renewal terms of two years absent earlier termination by either party in accordance with the terms of the Agreement.

The Company may terminate (i) any statement of work upon thirty days prior written notice (subject to penalties), (ii) the Agreement upon fifteen months prior written notice in the event of a change of control of Agilent and for a period of one year after such event, or (iii) any statement of work in the event Agilent fails to obtain or maintain any material licenses or approvals. Each party also has the right to terminate the Agreement for other customary reasons such as material breach and bankruptcy.

The Agreement contains provisions relating to compliance by Agilent with current Good Manufacturing Practices, cooperation with regulatory efforts, indemnification, confidentiality, dispute resolution and other customary matters for an agreement of this kind.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: July 10, 2015	By:	/s/ Michael P. Mason

Michael P. Mason
Vice President, Finance and Treasurer